Exhibit 10.3

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment (“Amendment”) is effective May 1, 2009, supplements and amends the Standard Industrial/Commercial Multi-Tenant Lease Net Agreement dated September 15, 2003 (“the Lease”), between EMC Associates, L.P., (“Lessor”), and Dynamic Details, Inc., a California corporation, (“Lessee”), with respect to the following:

RECITALS

A. Lessor and Lessee entered into the Lease for the property located at 1230 Simon Circle, Anaheim, California. The Lease was extended pursuant to the First Amendment to Lease dated March 20, 2008.

B. The Lease, as amended, expires September 30, 2009, and Lessor and Lessee mutually desire to extend the term of the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, Lessor and Lessee agree as follows:

1. Term. Subject to the terms and provisions of this Amendment, the term of the Master Lease shall be extended for the period October 1, 2009 through September 30, 2012 (“Extension Term”).

2. Base Rent. Base Rent of as set forth herein shall be paid monthly as follows:

October 1, 2009-September 30, 2010	$7,425.00 per month
October 1, 2010-September 30, 2011	$7,647.75 per month
October 1, 2011-September 30, 2012	$7,877.18 per month

3. Cooperation; Continuing Obligations. Lessor and Lessee agree to perform any further acts and execute and deliver documents reasonably necessary to carry out the provisions of this Amendment. Except as modified by this Amendment, all covenants, conditions and agreements between Lessor and Lessee under the Lease shall continue in full force and effect.

4. Authority. Lessee has not heretofore assigned or otherwise transferred any right or interest in the Lease, the individuals signing this Amendment on behalf of Lessee have been duly authorized and the Amendment adopted by appropriate resolutions which are in full force and effect, and Lessee has full and complete authority to execute the within Amendment without any additional approval or consent.

5. Recitals Incorporation. The foregoing Recitals contained in this Amendment are incorporated into the parties agreements.

6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which shall be read together as one instrument.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date hereinabove written.

	“Lessor” EMC Associates		“Lessee” Dynamic Details, Inc., a California Corporation

	/s/ Matt Clabaugh		/s/ Mikel Williams
	Matt Clabaugh		Mikel Williams
Its:		Its:	President

/s/ Kurt E. Scheuerman
Kurt E. Scheuerman
Its:		Its:	Vice President